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                                                                   Exhibit 10.7

Mr. Tim Samples
59 Frognal
London NW3 6YA
England

                                                                  April 2, 2001



Dear Mr. Samples :



This letter is delivered in connection with the loan granted to you by CompleTel Europe N.V. (the "Company") in the amount of E865,000 pursuant to a promissory note dated April 2, 2001 (the "Note"). The purpose of this Letter is to set forth the understandings among you and the Company concerning the forgiveness of principal and accrued interest on the Note.

In connection with the foregoing, the parties agree as follows:

1. The Company agrees to forgive repayment of the principal and accrued interest on the Note in four equal installments commencing on May 31, 2001 and thereafter on August 31, 2001, November 30, 2001 and February 28, 2002 so long as you are an Employee of the Company on each such date. If your Employment is "Terminated for Cause" as defined in Section 4 (f) your Employment Agreement dated as of February 26, 2001, or in the event of Voluntary Termination as defined in the Note (collectively referred to as "Termination Date") then you agree to repay to the Company the remaining unpaid principal and accrued interest as of such Termination Date within thirty (30) days of said Termination Date in accordance with the terms and provisions of the Note.

2. The Company agrees to reimburse you for any and all taxes incurred by you as a result of the Company forgiving any principal and accrued interest under the Note. The Company's intention is that you shall be held fully harmless from any additional taxes of any kind associated with such loan forgiveness.

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     Please indicate your acceptance of this agreement by signing below.

     Very truly yours,



     CompleTel Europe N.V.


     By: _____________________
     William Pearson

     By: _____________________
     Martin Rushe



     Accepted and agreed to as of the date first written above:



     ----------------
     Tim Samples


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     PROMISSORY NOTE


E865,000                                                          April 2, 2001

     FOR VALUE RECEIVED, the undersigned Tim Samples ("Maker"), promises to pay to the order of CompleTel Europe N.V., a company incorporated under the laws of The Netherlands, having its registered office at Drentestraat 24, 1083 HK Amsterdam, The Netherlands (together with any subsequent holder hereof, "PAYEE"), the sum of EIGHT HUNDRED SIXTY-FIVE THOUSAND EUROS (E865,000.00) (the "PRINCIPAL BALANCE"), together with interest on the unpaid Principal Balance at the rate of six percent (6%) compounded at quarterly intervals calculated from the date hereof.

     The entire unpaid Principal Balance of this Promissory Note (this
"Note") together with all accrued but unpaid interest and all other amounts due from Maker will be due and payable in full on the earlier of (the "MATURITY DATE"): (i) 28 February, 2002 or (ii) the date which is thirty (30) days after the date on which Maker's employment with Payee or an Affiliate employing Maker terminates as a result of a Termination for Cause or terminates as a result of a Voluntary Termination. Maker may prepay this Note, in any amount, at any time and from time to time, without penalty. All payments made under this Note must be made in legal tender of the United States of America to Payee at Payee's principal place of business or at such other place as the holder of this Note designates in writing.

As used herein, the following terms have the following meanings:

     "AFFILIATE" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of shares, by contract or otherwise, and (ii) if such Person is a partnership, any partner thereof.

     COMPLETEL EUROPE N.V. EMPLOYMENT AGREEMENT means the employment agreement dated as of February 26, 2001 by and between Maker and CompleTel Europe N.V., as amended from time to time in accordance with the provisions thereof.

     "TERMINATION FOR CAUSE" means (i) termination of Maker's appointment as President and CEO of CompleTel Europe N.V. pursuant to Section 4(f) of the CompleTel Europe N.V. Employment Agreement.

     "VOLUNTARY TERMINATION" means any termination of Maker's appointment as President and CEO of CompleTel Europe N.V. other than Termination for Cause.

     This Note is unsecured.


     Whenever Payee sustains or incurs any losses or out-of-pocket expenses with respect to this Note in connection with (i) repayment of overdue amounts under this Note, or (ii) failure by Maker to pay all principal and interest on this Note, when due hereunder (whether at maturity, by reason of acceleration, or otherwise), Maker will pay, on demand, to Payee, in

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addition to any other penalties or premiums hereunder, an amount sufficient to compensate Payee for all such losses or out-of-pocket expenses, including, without limitation, all costs and expenses of a suit or proceeding (or any appeal thereof) brought for recovery of all or any part of or for protection of the indebtedness evidenced by this Note or to enforce Payee's rights hereunder, including reasonable legal fees and expenses.

     Maker acknowledges and agrees that Payee is entitled to setoff any amounts owed or distributable by Payee or any of its Affiliates to Maker against any amounts that are due and owing from Maker to Payee hereunder.

     Time is of the essence hereof. At the option of Payee, payment of the Principal Balance and any and all accrued interest thereon may be accelerated, and such amounts will be immediately due and payable without further notice or demand upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

     (1) Maker's failure to make any payment of any and all amounts required to be paid hereunder when due or declared due.

     (2) The occurrence of any default by Maker or event of default under any other documents executed in connection herewith.

     Unpaid principal and interest due and payable hereunder not paid when due or declared due hereunder will bear interest at the rate of 10% per annum until paid.

     The remedies provided in this Note will be cumulative, and will be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by Maker, to exercise any right or remedy will constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

     Maker and any endorser herein waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of security and to the addition or release of any party. No waiver of any payment or other right under this Note will operate as a waiver of any other payment or right.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     If any provision of this Note is held to be invalid or unenforceable, the determination of invalidity or unenforceability of such provision will not affect the validity or unenforceability of any other provision or provisions hereof.

     This Note will be binding upon Maker and its successors and assigns and will inure to the benefit of and be enforceable by Payee and its successors and assigns.

     This Note will be governed by, and construed and enforced in accordance with English law.

     IN WITNESS WHEREOF, Maker has caused this instrument to be executed as of the day and year first above written.

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------------------------

Tim Samples

SIGNED and DELIVERED
by TIM SAMPLES as his
Deed in the presence of:

WITNESS



Signature: ___________________________

Name:      ___________________________

Address    ___________________________